Exhibit 99.3

SCHEDULE TO LOAN AND SECURITY AGREEMENT

This Schedule is part of the Loan and Security Agreement dated __________________, 2020 between:

CRESTMARK, A DIVISION OF METABANK, NATIONAL

ASSOCIATION (“CRESTMARK”)

5480 CORPORATE DRIVE

SUITE 350

TROY, MICHIGAN 48098

AND

THE SINGING MACHINE COMPANY, INC (“BORROWER”)

6301 N.W. 5TH WAY, SUITE 2900

FT. LAUDERDALE, FL 33309

The following paragraph numbers correspond to paragraph numbers contained in the Agreement.

2. LOAN; LOAN ADVANCES.

Advance Formula: Advances of the Loan may be measured against a percentage of Eligible Accounts. The Loan Amount may not exceed an amount which is the lesser of:

(a)	(i) Ten Million Dollars ($10,000,000.00) for the period from July 1st through December 31st each year; and (ii) Five Million Dollars ($5,000,000.00) for the period from March 1st through June 30th each year (“Maximum Amount”); and

(b)	Seventy percent (70.00%) of Eligible Accounts (the “Advance Formula”).

Crestmark in its sole discretion may raise or lower any percentage advance rate with respect to the Advance Formula.

Crestmark may, among other reserves, include a “Dilution Reserve” which is the Dilution Percentage less the Base Dilution. “Dilution Percentage” means: (i) all sales which have not been collected and have been removed from Borrower’s accounts receivable aging plus all sales that may not be collectable but not yet removed from the accounts receivable aging (as determined by Crestmark in its sole discretion) divided by (ii) total sales and (iii) stated as a percentage, as determined by Crestmark. “Base Dilution” means fifteen percent (15%). Crestmark shall reserve against the advance rate for Eligible Accounts by one percent (1.00%) for each percentage point or portion thereof that the Dilution Percentage exceeds Base Dilution.

Eligible Accounts means and includes those Accounts which:

(i)	have been validly assigned to Crestmark;

(ii)	strictly comply with all of Borrower’s promises, warranties and representations to Crestmark;

(iii)	contain payment terms of not greater than ninety (90) days from the date of invoice;

(iv)	are not more than ninety (90) days past the date of invoice, provided however, that the Accounts of Account Debtor, Best Buy Co., are eligible not more than one hundred twenty (120) days past the date of invoice; and

(v)	are invoiced not later than ten (10) days from the date of service or sale.

Eligible Accounts shall not include the following:

(a)	Accounts with respect to which the Account Debtor is an officer, employee or agent of Borrower;

(b)	Accounts with respect to which services or goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional;

(c)	Accounts with respect to which the Account Debtor is not a resident of the United States or Canada; provided, however, all Accounts originating from the Province of Quebec shall be deemed ineligible;

(d)	Accounts with respect to which the Account Debtor is the United States or any department, agency or instrumentality of the United States; provided, however, that an Account shall not be deemed ineligible by reason of this clause (d) if the Borrower has completed all of the steps necessary, in the sole opinion of Crestmark, to comply with the Federal Assignment of Claims Act of 1940 (31 U.S.C. Section 3727) with respect to such Account;

(e)	Accounts with respect to which the Account Debtor is any state of the United States or any city, town, municipality, county or division thereof;

(f)	Accounts with respect to which the Account Debtor is a subsidiary of, related to, affiliated with, or has common shareholders, officers or directors with Borrower;

(g)	Accounts with respect to which Borrower is or becomes liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower;

(h)	those Accounts where Crestmark has notified Borrower that, in Crestmark’s sole discretion, the Account or Account Debtor is not acceptable to Crestmark;

(i)	all of the Accounts owed by an Account Debtor who is the subject of a bankruptcy, receivership or similar proceeding;

(j)	all of the Accounts owed by an Account Debtor where twenty (20%) percent or more of all of the Accounts owed by that Account Debtor are more than ninety (90) days from the invoice date, or, in the case of Account Debtor, Best Buy Co, only, are more than one hundred twenty (120) days from the invoice date;

(k)	Accounts for which the services have not yet been rendered to the Account Debtor or the goods sold have not yet been delivered to the Account Debtor (commonly referred to as “pre-billed accounts”);

(l)	COD, credit card sales and cash sales;

(m)	Accounts that are disputed.

Crestmark will determine in its sole discretion whether any Collateral is eligible for an Advance, but no Collateral will be considered eligible unless the requirements set forth above are met. Regardless of whether any Collateral is eligible, it is still part of the Collateral securing the Obligations.

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Prior to any request for an Advance, Borrower must furnish to Crestmark invoices, credit memos, purchase orders, evidence of delivery, proof of shipment, timesheets or any other documents Crestmark requests, in its sole discretion, with respect to the Accounts that Borrower is tendering to Crestmark to support the Advance (“Account Documents”). Crestmark will endeavor to provide the requested Advance by the end of the day on the date it receives the request as long as the complete package of information for the request has been received by Crestmark by 10:30 a.m. Eastern Time on the date of the request for the Advance. All requests for funding will be subject to Crestmark’s then standard fees for electronic funds transfer, wire transfers and check services.

Each time an Advance is made, the amount of the Obligations will be increased by the amount of the Advance. Three (3) business days (“Clearance Days”) after checks, ACH or wire transfers or other credit instruments are applied to a specific invoice, Crestmark will credit the Loan Account with the net amount actually received, whereupon interest and the Maintenance Fee will no longer be charged. On the date a collection is applied to a specific invoice, Borrower will receive immediate credit on such funds in determining availability for Advances.

When Crestmark receives a payment from an Account Debtor, it will attempt to apply it against the appropriate Account Debtor and invoice according to the Account Debtor’s remittance advice. If it is not clear which Account Debtor or invoice the payment is to be applied against, Crestmark may contact Borrower or the payor for assistance. Unless there is clear error, the application of payments by Crestmark is final.

4. FEES AND EXPENSES. The following fees will be paid by Borrower:

Loan Fee: Waived.

Late Reporting Fee: Borrower will pay Crestmark a Late Reporting Fee in an amount equal to One Hundred Fifty ($ 150.00) Dollars per document per business day for any day in which any report, financial statement or schedule required by the Agreement is delivered late.

Lockbox Fee: Each month Borrower will pay all costs in connection with the Lockbox and the Lockbox Account, as determined by Crestmark from time to time.

Documentation Fee: In consideration of the extension of the Loan and the execution of this Agreement, Borrower will pay Crestmark a documentation fee of $750.00, which fee is fully earned as of the date hereof and is non-refundable.

Maintenance Fee: Waived.

Exit Fee. Borrower may elect to prepay the Obligations and/or terminate this Agreement during the first 2 years following the date of this Agreement, but only upon the payment of all Obligations including the following exit fee (“Exit Fee”), as liquidated damages and not as a penalty: prior to the two year anniversary date of the Agreement, the exit fee will be two (2.00%) percent of the Maximum Amount, together with all unpaid Loan Fees and Maintenance Fees due under the Agreement. No partial prepayment will affect the Borrower’s obligation to continue the regular payments due under the Note. In the event that a Default has occurred and is continuing at the time Crestmark demands payment of the Obligations, the Exit Fee will be due and payable by Borrower.

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The Exit Fee shall automatically renew on each anniversary date beginning on the 2nd anniversary date of this Agreement for an additional twelve (12) month period unless (i) Borrower notifies Crestmark in writing within sixty (60) days before such anniversary date of Borrower’s intention to terminate the Agreement and (ii) the Obligations are paid in full by such anniversary date.

Minimum Loan Balance. Borrower shall maintain an average outstanding principal balance of the Loan for each month in the amount of Two Million Dollars ($2,000,00.00) (“Minimum Loan Balance”). If the actual average outstanding principal balance of the Loan in any month is less than the Minimum Loan Amount, Borrower must pay interest and Maintenance Fees for such month calculated on the Minimum Loan Balance.

5. LOCKBOX.

The Lockbox Account means:

Drawer #1764

PO Box 5935

Troy, MI 48007-5935

10. REPRESENTATIONS.

(A) Borrower is a Delaware corporation.

(D) List pending and threatened litigation and unsatisfied judgments:

●	Pending litigation/insurance claims regarding damaged shipment containers shipped from Innovision Enterprises and manufactured by Shenzhen Junlan Electronic Ltd.;

●	Pending litigation/insurance claims regarding petition for damages filed in the Circuit Court for the County of St. Louis, State of Missouri by Plaintiff, Susan Murrmann, M.D.

(F) List Security Interests in the Collateral held by creditors other than Crestmark as Permitted Encumbrances:

Liens held by the Secured Parties named below, as reflected by the following financing statements filed with the Delaware Secretary of State:

●	UCC financing statement bearing file number #20182852065 filed on April 27, 2018 by Secured Party, Wells Fargo Bank, N.A.;

●	UCC financing statement bearing file number #20197070290 filed on October 9, 2019 by Secured Party, Dimension Funding, LLC and Secured Party, U.S. Bank Equipment Finance;

●	UCC financing statement bearing file number #20198576774 filed on December 4,2019 by Secured Party, Dimension Funding, LLC and Secured Party, U.S. Bank Equipment Finance;

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●	UCC financing statement bearing file number #20202188722 filed on March 25, 2020 by Secured Party, CT Corporation and Secured Party, CIT Bank, N.A; and.

●	UCC financing statement bearing file number #20202570093 filed on April 9, 2020 by Secured Party, First Corporate Solutions, subject to an Intercreditor Agreement, in form and substance satisfactory to Crestmark.

NOTE: The listing of the interests noted above shall not, in any manner whatsoever, be deemed to be an acknowledgement by Crestmark as to the perfection, priority, validity or enforceability thereof.

(J) List Borrower’s Trade names: None.

11. BORROWER’S PROMISES:

C. BORROWER CLAIMS THRESHOLD: $20,000.00.

E. FINANCIAL COVENANTS: At no time shall Borrower make any loans, advances, intercompany transfers or cash flow between Borrower and any subsidiary, related entity or affiliate of Borrower or with any company that has common shareholders, officers or directors with Borrower except in the normal course of business.

All of the financial covenants in this Agreement shall be determined in accordance with GAAP, unless otherwise provided. “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination and applied on a consistent basis.

F. REQUIRED INSURANCE. Without limiting Crestmark’s requirement for insurance coverage, which may change from time to time, the following is/are the minimum insurance requirements:

General and Professional Liability: “Crestmark, a division of MetaBank, National Association, ISAOA” named as Additional Insured for an amount not less than the smallest amount required under any contract with any Account Debtor.

12. C. OBLIGATION THRESHOLD: $20,000.00.

13. FINANCIAL REPORTS.

Management Prepared Financial Statements: Borrower will deliver to Crestmark monthly management prepared financial statements, balance sheets, and profit and loss statements for the month then ended, certified to by the president or chief financial officer of Borrower. Such reports will set forth the financial affairs and true condition of Borrower for such time period and will be delivered to Crestmark no later than thirty (30) days after the end of each month.

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Projections: Borrower shall deliver to Crestmark, within thirty (30) days prior to each year-end, an annual financial projection including balance sheet, income statements, and statement of cash flows together with assumptions for the following year, broken down monthly.

Annual Financial Statements: Each year Borrower will deliver to Crestmark annual reviewed financial statements, cash flow statements, balance sheets, and profit and loss statements prepared by a certified public accountant acceptable to Crestmark, all without exceptions. Such reports will set forth in detail Borrower’s true condition as of the end of Borrower’s fiscal year no later than one hundred twenty (120) days after the end of Borrower’s fiscal years.

All financial statements are and will be prepared in accordance with GAAP applied on a consistent basis.

Accounts Receivable, Accounts Payable Aging and Inventory Reports: Borrower will furnish to Crestmark the following certified to by the president or chief financial officer of Borrower within the time periods set forth:

(a)	Accounts Receivable Reports: Monthly detailed Accounts Receivable Aging Reports no later than twenty (20) days after the end of each month;

(b)	Accounts Payable Reports: Monthly detailed Accounts Payable Aging Reports no later than twenty (20) days after the end of each month; and

Tax Returns: Upon request, Guarantor and Borrower will each provide Crestmark with current annual tax returns prior to April 15 of each year or if an extension is filed, at the earlier of (a) filing, or (b) the extension deadline.

Field Examinations: Borrower will reimburse Crestmark for the costs to perform two (2) field examinations per year of Borrower’s books and records, assets and liabilities, to be performed by Crestmark’s inspector, whether a Crestmark officer or an independent party with all expenses, (whether for a Crestmark employee or otherwise), including all out of pocket expenses including, but not limited to, transportation, hotel, parking, and meals paid by Borrower. Upon Default, the number of field examinations to be reimbursed by Borrower may be increased in Crestmark’s sole discretion. Field examinations are performed for Crestmark’s internal use and Crestmark has no obligation to provide Borrower or Guarantor with the results of the examination or copies of any reports or work papers in whole or in part.

Tax Deposit Evidence: Upon request, submit weekly payroll summaries and evidence of tax payments together with copies of bank statements from which the tunds are impounded.

Customer Lists: Upon Crestmark’s request, Borrower will deliver to Crestmark detailed customer lists showing the customer’s name, address, phone number and any other information Crestmark reasonably requests.

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Other Information: Borrower and Guarantor will also deliver to Crestmark such other financial statements, financial reports, documentation, tax returns and other information as Crestmark requests from time to time.

18. NOTICES. Addresses for Notices are as set forth at the beginning of this Schedule.

THE SINGING MACHINE COMPANY, INC

By:
Gary Atkinson
Its:	CEO

CRESTMARK, A DIVISION OF METABANK, NATIONAL ASSOCIATION

By:

Its:

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